FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is made as of August 21, 2008 (the “Amendment Effective Date”) between SILICON VALLEY BANK, a California chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 (“Bank”) and GIGOPTIX, LLC, an Idaho limited liability company (“Borrower”) whose address is 2400 Geng Rd., Suite 100, Palo Alto, CA 94303.

Recitals

A.             Bank and Borrower have entered into that certain Loan and Security Agreement dated as of October 5, 2007 (the “Existing Loan Agreement”).

B.             Bank has extended credit to Borrower for the purposes permitted in the Existing Loan Agreement.

C.             Borrower is in default under the Existing Loan Agreement. Borrower has requested that Bank extend the maturity and amend certain provisions of the Existing Loan Agreement as more fully set forth herein.

D.             Bank has agreed to amend certain provisions of the Existing Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions, and in reliance upon the representations and warranties, set forth in this Amendment.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, and intending to be legally bound, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Existing Loan Agreement.  The Existing Loan Agreement, as modified by this Amendment, and as it may be further amended from time to time in a writing signed by the parties, is sometimes referred to herein as the “Loan Agreement.”

2.             Amendment to Existing Loan Agreement.  The Existing Loan Agreement is amended as follows.

2.1           Section 13 (DEFINITIONS).  Section 13.1 of the Existing Loan Agreement is amended as follows:

The following terms and their respective definitions, which are set forth in Section 13.1 of the Existing Loan Agreement, are amended and replaced with the following:

“Facility Amount” is Seven Hundred Fifty Thousand Dollars ($750,000).

“Maturity Date” is December 31, 2008.

2.2           Section 2.1.1(b)    Maximum Advances.  Section 2.1.1(b) of the Existing Loan Agreement is amended by deleting the amount “Two Million Dollars ($2,000,000)” and substituting in its place the amount “Six Hundred Thousand Dollars $600,000)”.

2.3           Section 2.1.1(f)    Maturity.  Section 2.1.1(f) of the Existing Loan Agreement is deleted in its entirety and is replaced by the following:

(f)             Maturity.  Unless otherwise terminated pursuant to subsection 2.1(g) or (h) below, this Agreement shall terminate and all Obligations outstanding hereunder shall be immediately due and payable on the Maturity Date; provided that Borrower shall not submit a request for an Advance after December 1, 2008.

2.4           Section 6.6    Financial Covenants.  Section 6.6 of the Existing Loan Agreement is deleted in its entirety.

2.5           Compliance Certificate.  The form of Compliance Certificate that is attached to this Amendment as Attachment A shall amend and supersede the form of Compliance Certificate that is attached as Exhibit B to the Existing Loan Agreement.

3.             Acknowledgement of Defaults; Merger.

3.1           Borrower acknowledges that it is in default under the Existing Loan Agreement, including all three of the financial covenants set forth in Section 6.6.  Borrower has not maintained the minimum required liquidity and it has been unable to obtain the new round of equity financing.

3.2           Borrower has advised Bank that it has entered into a merger agreement with Lumera Corporation; that it expects over the next 90 days to file a Form S-4 registration statement with the Securities Exchange Commission, to submit the merger to its members and managers for formal approval, and to seek all other consents and take all other actions necessary to proceed with the merger.

3.3           Borrower has requested that Bank forbear from terminating the Existing Loan Agreement and exercising its remedies thereunder, notwithstanding the defaults and Events of Default that have occurred.  Instead, Borrower has asked Bank to extend the maturity to December 31, 2008 to provide liquidity to Borrower while it works to complete the merger.  Bank is willing to extend the maturity, and to amend the Existing Loan Agreement, provided that the maximum aggregate Advances be reduced, and otherwise as expressly provided herein.  Bank reserves each of its rights and remedies, including without limitation its rights to terminate the Loan Agreement, accelerate the maturity, and exercise its creditor remedies, if any Event of Default occurs after the Effective Date of this Amendment, or if any Event of Default of which Bank is unaware has occurred as of the Effective Date.

3.4           Section 7.3 of the Existing Loan Agreement remains in effect; Bank has not given its consent to the proposed merger with Lumera Corporation; Bank has not received sufficient information about the merger to approve or disapprove it; and nothing in this Amendment or any other instrument or agreement, and no act or omission by Bank to date, shall be construed as Bank’s consent to the merger.  Bank reserves the right to approve or disapprove the merger in its sole discretion.  Such consent would be given, if at all, in a writing signed by Bank.

4.             Limitation of Amendments.

4.1           The modifications set forth above in Section 2 of this Amendment are effective for the purposes set forth herein, shall be limited and interpreted precisely as written, and shall not be deemed to (a) be a consent to any other amendment, waiver or modification of any other provision or condition of the Loan Agreement any other Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any other Loan Document.

4.2           This Amendment shall be construed in connection with and as part of the Loan Documents, and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as expressly modified by this Amendment, are hereby ratified and confirmed and shall remain in full force and effect.

5.             Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

5.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

5.2           Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3           The organizational documents of Borrower delivered to Bank on the remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

5.7           This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.             Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

7.             Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8.             Effectiveness.  This Amendment shall be deemed effective as of the “Amendment Effective Date,” which is the date set forth in the preamble hereto, provided that each of the following conditions precedent has been satisfied: (a) the due execution and delivery of this Amendment by Borrower and Bank; (b) Borrower has provided borrowing resolutions and such other instruments, agreements and other items as Bank may request; and  (c) Bank’s receipt from Borrower of an amendment fee in an amount equal to $10,000.

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		GIGOPTIX LLC, an Idaho limited liability company

By:	/s/ Priya Iyer	By:	/s/ Michael Forman
Name:	Priya Iyer	Name:	Michael Forman
Title:	Relationship Manager	Title:	CFO